UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 3, 2010

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2010, RTI Biologics, Inc. entered into an exclusive distribution agreement with Zimmer Dental, Inc. (“Zimmer”). The agreement is effective on September 30, 2010 for an initial term of ten years. This initial term will automatically renew for successive two-year periods, provided that Zimmer gives us written notice of its intent to renew at least one year prior to the expiration of the initial term or the applicable renewal period. As of the effective date, the agreement will supersede and replace all existing marketing, distribution and licensing agreements among the parties and their respective affiliated entities.

Under the terms of the agreement, Zimmer will be the exclusive distributor of our biologic implants for dental and oral applications worldwide (except for the Ukraine), subject to our continued performance of our obligations under an existing distribution agreement with a third party in respect of certain biologic implants for the dental market. In partial consideration for Zimmer’s exclusive distribution rights under the agreement, Zimmer agreed to make a lump sum exclusivity payment within ten days of the effective date and an annual exclusivity payment at the beginning of each calendar year, beginning in 2011, in which Zimmer maintains exclusive rights under the agreement. Zimmer’s exclusivity under the agreement is subject to its satisfaction of certain minimum annual performance requirements (or timely cure of any failure to meet such requirements). Upon the occurrence of an event that materially and adversely affects Zimmer’s ability to distribute our implants, Zimmer may be entitled to certain refund rights with respect to the initial exclusivity payment and the then current annual exclusivity payment, where such refund would be in an amount limited by a formula specified in the agreement that is based substantially on the number of days from the occurrence of such an event to the date that it is cured by us to the satisfaction of Zimmer.

The agreement requires Zimmer to obtain exclusively from us all allograft-based tissue implants for dental and oral applications during the period in which Zimmer maintains exclusive rights under the agreement, unless such implants are not of the same material, application and similar cost. The agreement specifies the transfer fees for our implants through the end of 2011 and thereafter such fees shall be determined by mutual written agreement. Payment for implants obtained from us under the agreement must be made within a 30 day period, except that Zimmer is eligible to receive a discount for prompt payment of invoices. In addition, to the extent that in any calendar year Zimmer’s orders exceed the applicable minimum annual performance requirements, it shall be entitled to a rebate in the form of credit towards future orders.

In addition, under the terms of the agreement, we were granted a right of first negotiation with Zimmer if it seeks to develop and/or distribute any new allograft or xenograft implant for dental and oral applications and, subject to an existing obligations we may have to a third party, we granted to Zimmer a right of first negotiation for any new allograft or xenograft implants for dental and oral applications developed by us.

The agreement contains customary mutual confidentiality and indemnification provisions.

The foregoing description of the exclusive distribution agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the exclusive distribution agreement, which, subject to any confidential treatment requested, will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: September 10, 2010	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer